                                                                    EXHIBIT 10.4

[YORK INTERNATIONAL CORPORATION LOGO]                  PERSONAL AND CONFIDENTIAL

                                                     INTER-OFFICE CORRESPONDENCE

TO:   Corporate Executive

FROM:

DATE:

RE:   Senior Management Incentive Plan (SMIP)

I am pleased to inform you that you have been approved by the Board of Directors to participate in the Senior Management Incentive Plan (SMIP) portion of the Company's Incentive Compensation Plan for fiscal year _____. Please refer to the Incentive Compensation Plan for more details on the plan description and policies.

For the _____ fiscal year, your incentive compensation will be based on the following performance goals:

      1.    York International Earnings per Share (EPS)

      2.    York International Cash Flow

There are three levels of achievement for each goal. The achievement level will be linearly pro-rated based on actual results.

Goals and respective payout as a percentage of base salary is listed below ($ in millions except EPS):

                       THRESHOLD  TARGET  MAXIMUM  WEIGHTING FACTOR
                       ---------  ------  -------  ----------------
EARNINGS PER SHARE
(EPS) for York
International              $        $        $

Percent of Base
Salary to be paid          %        %        %            %

CASH FLOW for York         $        $        $
International

Percent of Base
Salary to be paid          %        %        %            %

Incentive Amount           %        %        %

Distribution of the amount earned under the SMIP will be made after the Company's results for fiscal year ______ have been audited. The actual timing, amounts and individual distribution of those amounts are predicated upon actual performance, and are ultimately approved by the Compensation Committee of the Board of Directors. In the event of death, disability, retirement or termination, other than for cause, payments will be prorated for the time of employment. If you voluntarily leave the company or are terminated for cause prior to the end of the year, any incentive payment will be forfeited.

Targets are confidential information and may not be communicated outside of the Company, and should only be discussed internally on a need-to-know basis.